FIRST AMENDMENT TO THE
HERC HOLDINGS INC.
2018 OMNIBUS INCENTIVE PLAN

THIS FIRST AMENDMENT TO THE HERC HOLDINGS INC. 2018 OMNIBUS INCENTIVE PLAN (this “Amendment”) is made as of the 3rd day of December, 2020, by Herc Holdings Inc., a Delaware corporation (the “Company”), to be effective as set forth herein.

    WHEREAS, the Company previously established the Herc Holdings Inc. 2018 Omnibus Incentive Plan on February 16, 2018 (the “Plan”), which became effective as of May 17, 2018, the date the stockholders of the Company approved the Plan; and

    WHEREAS, Article X of the Plan provides that each of the Board of Directors of the Company and the Compensation Committee of the Board of Directors of the Company may at any time amend or modify the Plan, subject to stockholder approval if the amendment or modification (i) materially increases the number of shares of the Company’s Common Stock subject to the Plan, (ii) modifies the minimum vesting requirements for Awards granted under the Plan (other than in connection with a Change in Control or termination of employment), or (iii) materially modifies the requirements for participation in the Plan, and no amendment may adversely affect any Award previously granted under the Plan, without the consent of the Participant; and

    WHEREAS, the Company now desires to amend the Plan to modify the definition of a “Change in Control” as set forth below; and

    WHEREAS, any terms set forth in this Amendment as to which the first letter is capitalized and which are not defined herein shall have the same meanings set forth in the Plan.

    NOW, THEREFORE, the Plan is hereby amended, as follows:

1.

    Section 2.1 of the Plan is hereby amended by deleting the present definition of a “Change in Control” in its entirety and substituting the following in lieu thereof:
“Change in Control” means the first occurrence of any of the following events after the Effective Date:
(a) any Person or Group, other than the Company, the Subsidiaries, or any employee benefit plan of the Company or the Subsidiaries, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer;
(b) within any 12-month period, the Incumbent Directors shall cease for any reason to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office (or whose election or nomination for election was previously approved as set forth in this proviso) shall be deemed to be an Incumbent Director for purposes of this clause (b);

(c) the consummation of a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the Person or Persons who were the “beneficial owners” of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction;
(d) the approval by the Company’s shareholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation a result of which Persons who were stockholders of the Company immediately prior to such liquidation own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event; and
(e) the sale, transfer or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person or Group other than the Company, the Subsidiaries, or any employee benefit plan of the Company or the Subsidiaries.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

2.

    The provisions of this Amendment shall become fully effective upon their adoption by the Board of Directors of the Company. Notwithstanding the foregoing, the Amendment may not adversely affect any Award previously granted under the Plan as of the effective date of the Amendment, without the Participant’s consent. If the Participant does not consent to the changes set forth herein, Awards granted previously to such Participant may not be adversely impacted by the Amendment. Except as hereby modified, the Plan shall remain in full force and effect as in effect prior to this Amendment.

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date first written above.

HERC HOLDINGS INC.

                        By: /s/ Christian J. Cunningham
                        Name: Christian J. Cunningham
                        Title: SVP & CHRO

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